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                                                                    EXHIBIT 10.4

                          SOURCE CODE ESCROW AGREEMENT

        This Source Code Escrow Agreement (the "Escrow Agreement") is entered into and effective as of November 10, 2000 (the "Effective Date") by and among Natural Alternatives International, Inc., a Delaware corporation with its principal place of business at 1185 Linda Vista Drive, San Marcos, California 92069 ("Licensee"), FitnessAge Incorporated, a Nevada corporation with its principal place of business at 4250 Executive Square, Suite 101, La Jolla, CA 92037 ("Licensor"), and The Chicago Trust Company of California, with its principal place of business at 401 B Street, Suite 900, San Diego, CA 92101 ("Escrow Agent").

        WHEREAS, Licensor is simultaneously granting a license to Licensee to, inter alia, use certain computer software (the "Program"), a description of which is attached hereto as Schedule "A" and incorporated herein by this reference, pursuant to the terms and conditions of a Software License Agreement (the "License Agreement"), to which this Escrow Agreement is annexed as Exhibit A;

        WHEREAS, the License Agreement also provides, inter alia, for the deposit referenced in paragraph 1 thereof upon execution of the License Agreement and this Escrow Agreement;

        WHEREAS, the uninterrupted availability of all forms of such computer software is critical to Licensee in the conduct of its business; and

        WHEREAS, Licensor has agreed to deposit in escrow a copy of the source code form of the Program covered by the License Agreement, as well as any corrections or enhancements to such source code, to be held by Escrow Agent in accordance with the terms and conditions of this Escrow Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

        1. Deposit: Licensor shall, upon execution of this Escrow Agreement deposit with Escrow Agent a copy of the source code form of the Program, a description of which is attached hereto as Schedule "A" and incorporated herein by this reference (the "Source Code"), including all relevant commentary, explanations, and other documentation of the Source Code, which documentation is attached hereto as Schedule "B" and incorporated herein by this reference (collectively, "Commentary") (The Source Code and Commentary are sometimes collectively referred to herein as the "Escrowed Property"). Licensor also agrees to deposit with Escrow Agent, at such times as they are made, a copy of all revisions to the Source Code or Commentary encompassing all corrections or enhancements made to the Program by Licensor pursuant to the License Agreement, any Software Maintenance Contract between the parties, or made for any other reason during the Term of this Escrow Agreement. Promptly after any such revision is deposited with Escrow Agent, both Licensor and Escrow Agent shall give written notice thereof to Licensee.

        2. Term: This Escrow Agreement shall commence on the Effective Date and remain in effect during the term of the License Agreement and any Software Maintenance Contract between Licensee and Licensor. Termination hereof is automatic upon delivery of all of the deposited Source Code and Commentary to Licensee in accordance with the provisions hereof.


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        3. Default: A default by Licensor shall be deemed to have occurred under this Escrow Agreement upon the occurrence of any of the following:

               (a) if Licensor has availed itself of, or been subjected to by any third party, a proceeding in bankruptcy in which Licensor is the named debtor, an assignment by Licensor for the benefit of its creditors, the appointment of a receiver for Licensor, or any other proceeding involving insolvency or the protection of, or from, creditors, and same has not been discharged or terminated without any prejudice to Licensee's rights or interests under the License Agreement within thirty (30) days, or Licensor otherwise becomes insolvent; or

               (b) if Licensor has ceased its on-going business operations, or sale, licensing, maintenance or other support of the Program; or

               (c) if Licensor fails to pay the annual fee due to Escrow Agent hereunder; or

               (d) an Event of Default, as defined in the Security Agreement, entered into as of November 10, 2000, by and between the parties hereto; or

               (e) if any other event or circumstance occurs which demonstrates with reasonable certainty the inability or unwillingness of Licensor to fulfill its obligations to Licensee under the License Agreement, this Escrow Agreement or any Software Maintenance Contract between the parties, including, without limitation, the correction of defects in the Program.

        4. Notice of Default: Licensee shall give written notice to Escrow Agent and Licensor of the occurrence of a default hereunder, except that Escrow Agent shall give notice of the default to Licensee and Licensor if same is based on the failure of Licensor to pay Escrow Agent's annual fee. Unless within seven
(7) days thereafter Licensor files with the Escrow Agent its affidavit executed by a responsible executive officer stating that no such default has occurred or that the default has been cured, then the Escrow Agent shall upon the eighth
(8th) day deliver to Licensee in accordance with Licensee's instructions the entire Source Code and Commentary with respect to the Program then being held by Escrow Agent. If Escrow Agent does receive such an affidavit from Licensor prior to the eighth (8th) day after such notice from Licensee, Escrow Agent shall not deliver a copy of the Source Code or Commentary to the Licensee, but shall continue to store the Source Code and Commentary until: (a) otherwise directed by the Licensor and Licensee by way of an agreement with authorized, notarized signatures of both Licensor and Licensee, authorizing the release of Source Code and Commentary to one of the parties hereto; (b) Escrow Agent has received notice of the resolution of the dispute by a court of competent jurisdiction, or
(c) Escrow Agent has deposited the Source Code and Commentary with a trustee selected by a court of competent jurisdiction for the purpose of determination of its obligations under this Escrow Agreement.

        5. Responsibilities: The responsibilities and liabilities of the Escrow Agent include:

               (a) Escrow Agent shall hold and release the Source Code and Commentary in accordance with the terms of this Agreement and shall maintain the confidentiality of the Source Code and Commentary.


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               (b) Escrow Agent shall store all Source Code and Commentary in a dual controlled, fire-resistant safe cabinet. Escrow Agent shall provide the same degree of care for all Source Code and Commentary as it maintains for its valuable documents and those of its clients lodged in the same location with appropriate atmospheric or other safeguards. The parties hereto agree that Escrow Agent shall not be held liable for any loss of, destruction of, or damage to the property caused by anything other than its own gross negligence or willful misconduct. Among other things, Escrow Agent shall not be held liable for loss, destruction or damage caused by natural disasters including, but not limited to, fire, flood, earthquake and other acts of nature and acts of God.

               (c) Except as required to carry out its duties hereunder, Escrow Agent shall use its best efforts to avoid unauthorized access to the Source Code and Commentary deposited with Escrow Agent hereunder by its employees or any other person.

        6. Compensation: As compensation for the services to be performed by Escrow Agent hereunder, Licensor shall pay to Escrow Agent an initial fee of $2,000.00, payable at the time of execution of this Agreement, and an annual fee in the amount of $1,500.00 to be paid to Escrow Agent in advance on each anniversary date hereafter during the term of this Agreement.

        7. Liability:

               (a) Escrow Agent shall not, by reason of its execution of its Agreement, assume any responsibility or liability for any transaction between Licensor and Licensee, other than the performance of its obligations as Escrow Agent with respect to the Source Code and Commentary held by it in accordance with this Agreement.

               (b) Escrow Agent shall be entitled to rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to, any instruction, order, judgment, certification, affidavit, demand, notice, opinion, instrument or other writing delivered to it hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document.

               (c) The duties of the Escrow Agent are only as herein specifically provided, and are purely ministerial in nature. The Escrow Agent shall neither be responsible for or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document in connection herewith, and shall be required to act in respect of the Escrowed Property only as provided in this Agreement. This Agreement sets forth all the obligations of the Escrow Agent with respect to any and all matters pertinent to the escrow contemplated hereunder and no additional obligations of the Escrow Agent shall be implied from the terms of this Agreement or any other agreement. The Escrow Agent shall incur no liability in connection with the discharge of its obligations under this Agreement or otherwise in connection therewith, except such liability as may arise from the willful misconduct of the Escrow Agent.

               (d) Escrow Agent may consult with counsel of its choice and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of such counsel.


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               (e) Escrow Agent shall not be bound by any modification,
cancellation or rescission of this Agreement unless in writing and signed by the Escrow Agent.

               (f) Escrow Agent is acting as a stakeholder only with respect to the Escrowed Property. If any dispute arises as to whether the Escrow Agent is obligated to deliver the Escrowed Property or as to whom the Escrowed Property is to be delivered or the amount thereof, the Escrow Agent shall not be required to make any delivery, but in such event the Escrow Agent may hold the Escrowed Property until receipt by the Escrow Agent of instructions in writing, signed by all parties which have, or claim to have, an interest in the Escrowed Property, directing the disposition of the Escrowed Property, or in the absence of such authorization, the Escrow Agent may hold the Escrowed Property until receipt of a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Escrowed Property. The Escrow Agent may require, as a condition to the disposition of the Escrowed Property pursuant to written instructions, indemnification and/or opinions of counsel, in form and substance satisfactory to the Escrow Agent, from each party providing such instructions. If such written instructions, indemnification and opinions are not received, or proceedings for such determination are not commenced, within thirty
(30) days after receipt by the Escrow Agent of notice of any such dispute and diligently continued, or if the Escrow Agent is uncertain as to which party or parties are entitled to the Escrowed Property, the Escrow Agent may either (i) hold the Escrowed Property until receipt of (X) such written instructions and indemnification or (Y) a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Escrowed Property, or (ii) deposit the Escrowed Property in the registry of a court of competent jurisdiction; provided, however, that notwithstanding the foregoing, the Escrow Agent may, but shall not be required to, institute legal proceedings of any kind.

               (g) Escrow Agent shall have the right at any time to resign for any reason and be discharged of its duties as Escrow Agent hereunder by giving written notice of its resignation to the parties at least thirty (30) days prior to the date specified for such resignation to take effect. The parties shall have the right at any time jointly to appoint a successor Escrow Agent, and in the event such appointment is made without the resignation of Escrow Agent, shall be effective upon thirty (30) days written notice to Escrow Agent. All obligations of Escrow Agent hereunder shall cease and terminate on the earlier of the effective date of its resignation or the appointment of a successor Escrow Agent and its sole responsibility thereafter shall be to transfer any funds and documents held in escrow to the successor Escrow Agent or other party as described below. If a successor Escrow Agent shall have been appointed and written notice thereof shall have been given to the resigning or terminated Escrow Agent by the parties, then the resigning or terminated Escrow Agent shall deliver any funds, books, records and other items held under the Escrow Instructions to the successor Escrow Agent, or if a successor Escrow Agent shall not have been appointed, for any reason whatsoever, the resigning or terminated Escrow Agent shall deliver any funds, books, records and other items held under this Escrow Agreement to a court of competent jurisdiction and give written notice of the same to the Parties hereto. The resigning or terminated Escrow Agent shall be entitled to be reimbursed by the Parties for any expenses incurred in connection with its resignation, termination and transfer of any property or funds held in escrow.

        8. Indemnification: Licensor and Licensee, jointly and severally, agree to reimburse the Escrow Agent on demand for, and to indemnify and hold the Escrow Agent harmless against and with respect to, any and all loss, liability, damage or expense (including, without limitation,


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attorneys' fees and costs) that the Escrow Agent may suffer or incur in connection with the entering into of this Agreement or otherwise in connection therewith, except to the extent such loss, liability, damage or expense arises from the willful misconduct of the Escrow Agent. Without in any way limiting the foregoing, the Escrow Agent shall be reimbursed for the cost of all legal fees and costs incurred by it in acting as the Escrow Agent hereunder based on the normal hourly rates in effect at the time services are rendered. The Escrow Agent shall have the right at any time and from time to time to charge, and reimburse itself from, the Escrowed Property for all amounts to which it is entitled pursuant to this Agreement.

        9. Tests: Upon written notice to Licensor and Escrow Agent, Licensee shall have the right to conduct tests of the Source Code held in escrow, under the supervision of Licensor, to confirm that it is the current Source Code for the Program specified in the License Agreement.

        10. Confidentiality: Except as provided in this Agreement, Escrow Agent agrees that it shall not divulge or disclose or otherwise make available to any third person whatsoever, or make any use whatsoever, of the Source Code or Commentary, without the express prior written consent of Licensor.

        11. Miscellaneous Provisions:

               (a) Notices. Except as otherwise provided herein, any notice, demand, election or other communication (a "Notice") required or permitted to be given or delivered under this Agreement shall be in writing and shall be given by (a) mailing the same by certified mail, return receipt requested; (b) delivery of same to a recognized overnight express mail service or carrier; (c) personal hand delivery; or (d) electronic facsimile with "hard copy" original to follow as provided in clause (a), (b) or (c) above, addressed:

        if to Licensor, to:

               FitnessAge Incorporated
               4250 Executive Square, Suite 101
               La Jolla, CA 92037
               Fax: (858) 625-4200
               Attention: Ross Lyndon-James

        if to Licensee, to:

               Natural Alternatives International, Inc.
               1185 Linda Vista Drive
               San Marcos, California 92069
               Fax: (760) 591-9637
               Attention: Peter Wulff


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        with copies to:

               Squadron, Ellenoff, Plesent & Sheinfeld, LLP
               2049 Century Park East, Suite 700
               Los Angeles, CA 90067
               Fax: (310) 551-0364
               Attention: Michael Leventhal, Esq.

        and

               Fisher Thurber LLP
               4225 Executive Square, Suite 1600
               La Jolla, CA 92037-1483
               Fax: (858) 535-1616
               Attention: David A. Fisher, Esq.


        if to Escrow Agent, to:

               The Chicago Trust Company of California
               401 B Street, Suite 900
               San Diego, CA 92101
               Fax: (619) 238-4162
               Attention:  Kelly A. Torrey Pearl

               (b) Assignment. Neither this Escrow Agreement, nor any rights, liabilities or obligations hereunder may be assigned by Escrow Agent without the prior written consent of Licensee and Licensor.

               (c) Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof. No modification, amendment, waiver, termination or discharge of this Agreement or any of the terms or provisions hereof shall be binding upon either party hereto unless confirmed by a written instrument signed by both parties. No waiver by either party hereto of any term or provision of this Agreement or of any default hereunder shall affect either party's respective rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

               (d) Binding Agreement. This Agreement shall be binding on and inure to the benefit of the respective successors, assigns, licensees and representatives of each party hereto.

               (e) Severability. If any provision of this Agreement shall be held void, invalid, or inoperative, no other provision of this Agreement shall be affected as a result thereof, and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though no such void, invalid, or inoperative provision had been contained herein.

               (f) Attorney Fees. In the event of any action, suit, or proceeding arising from or based upon this agreement brought by either party hereto against the other, the prevailing party


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shall be entitled to recover from the other its reasonable attorneys' fees in connection therewith in addition to the costs of such action, suit, or proceeding.

               (g) Governing Law. This Agreement has been entered into in the State of California and its validity, construction, interpretation and legal effect shall be governed by the laws of the State of California applicable to contracts entered into and performed entirely therein. Each party acknowledges and agrees that they have had the opportunity to be represented by independent legal counsel of their own choice in connection with the preparation, negotiation and implementation of this Agreement. If not, either party's failure to be represented by legal counsel was determined solely by that party and not by the other party in whole or in part.


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ESCROW AGENT                            LICENSEE

The Chicago Trust Company of            Natural Alternatives International, Inc.
California

By:                                     By:
   --------------------------------        -------------------------------------
           William Exeter                               Peter C. Wulff

Its: Executive Vice President           Its: CFO and Treasurer


By:
   -------------------------------
        Kelly A. Torrey Pearl

Its:  Vice President

                                        LICENSOR

                                        By:
                                           -------------------------------------
                                                       Brian L. Harcourt

                                        Its: Vice Chairman


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                                  SCHEDULE "A"
                         TO SOURCE CODE ESCROW AGREEMENT

The FitnessAge Assessment Application System consists of the following major components:

1.  Core FitnessAge Assessment Application System

    General Description -- A proprietary and patented (patent no. 6,010,452 US
    PTO) application program that measures the physiological age of an individual based on the four physical components of cardiovascular fitness; muscle and joint flexibility; body fat composition; and muscle strength. The assessment measures both the individual components as defined above as well as a composite figure to produce a physiological body age as opposed to your chronological age.

    THE APPLICABLE SOURCE CODE AND USER MANUALS INCLUDED IN THIS LICENSE ARRANGEMENT REFER TO IVID COMMUNICATIONS SOFTWARE DESIGN SPECIFICATIONS DOCUMENT -- SCHEDULE B

2. Vcustom Plug-in Application System -- PREVIOUSLY LICENSED EXCLUSIVELY TO CUSTOM NUTRITION

    General Description -- The components of the FitnessAge Assessment Application System are used to make an individual recommendation for use of nutritional supplements.

    NOT APPLICABLE TO THIS LICENSE AGREEMENT AS IT IS LICENSED EXCLUSIVELY TO CUSTOM NUTRITION.

3.  Core Application Database tables

    General Description -- The database tables and fields are required to capture and report the individual measurements taken from the FitnessAge Assessment Application Software.

    REFER TO IVID COMMUNICATIONS SOFTWARE DESIGN SPECIFICATIONS DOCUMENT APPENDIX D -- SCHEDULE B


4.  FitnessAge Web Applet

    General Description -- A Java applet containing the same functionality as the assessment application used to calculate a fitnessage. This application can be run on any webserver and is treated as a "blackbox" fitnessage calculator tool.


5.  Administration and Reporting System

    General Description -As described on pp 36 to 49 of FitnessAge User's Guide-Schedule B.

Refer to FitnessAge User's Guide--Schedule B.


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                                  SCHEDULE "B"
                         TO SOURCE CODE ESCROW AGREEMENT




    1. CD-ROM labeled "FitnessAge HTML Kiosk Setup Disk (VCustom)" by IVID Communications, Inc.

    2.  CD-ROM labeled "FitnessAge Web Site Files."

    3.  FitnessAge User's Guide dated April 14, 2000.

    4. FitnessAge HTML Kiosk Program Software Design Specifications dated June 26, 2000 prepared by IVID Communications, Inc.